Exhibit 99.1

PRESS RELEASE	For more information contact:

Prosperity Bancshares, Inc.®	David Zalman
Prosperity Bank Plaza	Chairman and Chief Executive Officer
4295 San Felipe	281.269.7199
Houston, Texas 77027	david.zalman@prosperitybankusa.com

FOR IMMEDIATE RELEASE

PROSPERITY BANCSHARES, INC.®

REPORTS SECOND QUARTER

2018 EARNINGS

•	Second quarter earnings per common share (diluted) increased 18.2% to $1.17 compared with the second quarter 2017
•	Second quarter net income increased 19.0% to $81.597 million compared with the second quarter 2017
•	Loans increased 5.4% (annualized) in the second quarter 2018
•	Nonperforming assets remain low at 0.16% of second quarter average interest-earning assets
•	Return (annualized) on second quarter average assets of 1.44%
•	Returns (annualized) on second quarter average common equity of 8.33% and average tangible common equity of 16.48%(1)

HOUSTON, July 25, 2018. Prosperity Bancshares, Inc.® (NYSE: PB), the parent company of Prosperity Bank® (collectively, “Prosperity”), reported net income for the quarter ended June 30, 2018 of $81.597 million, an increase of $13.043 million or 19.0% compared with $68.554 million for the same period in 2017. Net income per diluted common share increased 18.2% to $1.17 compared with $0.99 for the same period in 2017. Additionally, loans increased 5.4% (annualized) during the second quarter of 2018 and nonperforming assets remain low at 0.16% of second quarter average interest-earning assets.

“For the second quarter of 2018, we showed impressive returns on second quarter average tangible common equity of 16.48% annualized and on second quarter average assets of 1.44% annualized,” said David Zalman, Prosperity’s Chairman and Chief Executive Officer.

“The Texas economy continues with vibrant growth helped by the diversity of businesses, no state income tax, a political climate friendly toward business and a strong tailwind from an ever improving energy industry.  In fact, Texas was recently named the Top State for Business in America by CNBC.  The Oklahoma economy is also boosted by its low state income tax, the improving energy industry and a 3.9% unemployment rate for June 2018,” continued Zalman.

“The Dallas Federal Reserve Bank projects 3.0% job growth for Texas in 2018, or 370,000 new jobs.  Houston is making a comeback with an expected 3.7% job growth in 2018, or 113,000 new jobs. Unemployment rates remain low in Texas and business continues to expand.  The Houston Port Authority reported that they are busier than they have ever been, processing 9,200 trucks in one day, and continue to purchase additional equipment, docks and cranes.  Further, car sales increased approximately 6.0% in Texas and more in Houston,” added Zalman.

______________

(1)	Refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

“Overall, we continue to see positive customer sentiment with the reductions in income taxes and in government oversight and regulatory burden.  Business people continue to tell me that for the first time in a number of years, they are able to spend their time growing their businesses,” stated Zalman.

“I would like to thank all of our customers, associates, directors and shareholders for helping make such a successful Bank.  Prosperity Bank was rated by Forbes as one of the Best Banks In America again for 2018, and is the only Texas-based bank in the Top 10.  The Bank has been rated in the Top 10 for five consecutive years and was the highest rated Texas-based bank for the past five years,” concluded Zalman.

Results of Operations for the Three Months Ended June 30, 2018

Net income was $81.597 million(2) for the three months ended June 30, 2018 compared with $68.554 million(3) for the same period in 2017, an increase of $13.043 million or 19.0%. Net income per diluted common share was $1.17 for the three months ended June 30, 2018 compared with $0.99 for the same period in 2017, an increase of 18.2%. Annualized returns on average assets, average common equity and average tangible common equity for the three months ended June 30, 2018 were 1.44%, 8.33% and 16.48%(1), respectively.  Prosperity’s efficiency ratio (excluding credit loss provisions, net gains and losses on the sale of assets and securities and taxes) was 43.95%(1) for the three months ended June 30, 2018.

Net interest income before provision for credit losses for the three months ended June 30, 2018 was $161.803 million compared with $152.231 million during the same period in 2017, an increase of $9.572 million or 6.3%. This change was primarily due to higher loan and investment yields and an increase in loan balances, partially offset by higher deposit rates. Linked quarter net interest income before provision for credit losses increased $8.580 million or 5.6% to $161.803 million compared with $153.223 million during the three months ended March 31, 2018. This increase was primarily due to higher loan yield and an increase in loan discount accretion, partially offset by higher deposit rates.

The net interest margin on a tax equivalent basis was 3.28% for the three months ended June 30, 2018 compared with 3.14% for the same period in 2017 and 3.16% for the three months ended March 31, 2018. The net interest margin for the three months ended June 30, 2018 was positively impacted by the collection of previously identified troubled assets.

Noninterest income was $28.371 million for the three months ended June 30, 2018 compared with $27.780 million for the same period in 2017, an increase of $591 thousand or 2.1%. On a linked quarter basis, noninterest income increased $433 thousand or 1.5% to $28.371 million compared with $27.938 million  during the three months ended March 31, 2018.

Noninterest expense was $83.602 million for the three months ended June 30, 2018 compared with $76.442 million for the same period in 2017, an increase of $7.160 million or 9.4%. On a linked quarter basis, noninterest expense increased $3.548 million or 4.4% to $83.602 million compared with $80.054 million during the three months ended March 31, 2018. The change during both of these periods was due to an increase in salaries and benefits.

Results of Operations for the Six Months Ended June 30, 2018

Net income was $155.958 million(4) for the six months ended June 30, 2018 compared with $137.119 million(5) for the same period in 2017, an increase of $18.839 million or 13.7%.  Net income per diluted common share was $2.23 for the six months ended June 30, 2018 compared with $1.97 for the same period in 2017, an increase of 13.2%. Annualized returns on average assets, average common equity and average tangible common equity for the six months ended June 30, 2018 were 1.38%, 8.01% and 15.96%(1), respectively.  Prosperity’s efficiency ratio (excluding credit loss provisions, net gains and losses on the sale of assets and securities and taxes) was 44.07%(1) for the six months ended June 30, 2018.

Net interest income before provision for credit losses for the six months ended June 30, 2018 was $315.026 million compared with $304.666 million for the same period in 2017, an increase of $10.360 million or 3.4%. This change was primarily due to higher loan and investment yields and an increase in loan balances, partially offset by higher deposit rates.

The net interest margin on a tax equivalent basis for the six months ended June 30, 2018 was 3.22% compared with 3.17% for the same period in 2017.

______________

(2)	Includes purchase accounting adjustments of $3.921 million, net of tax, primarily comprised of loan discount accretion of $5.223 million for the three months ended June 30, 2018.
(3)	Includes purchase accounting adjustments of $2.560 million, net of tax, primarily comprised of loan discount accretion of $4.471 million for the three months ended June 30, 2017.
(4)	Includes purchase accounting adjustments of $5.457 million, net of tax, primarily comprised of loan discount accretion of $7.549 million for the six months ended June 30, 2018.
(5)	Includes purchase accounting adjustments of $5.235 million, net of tax, primarily comprised of loan discount accretion of $9.224 million for the six months ended June 30, 2017.

Noninterest income was $56.309 million for the six months ended June 30, 2018 compared with $58.604 million for the same period in 2017, a decrease of $2.295 million or 3.9%. This change was primarily due to the net gain on sale of securities during the six months ended June 30, 2017, partially offset by the net loss on sale of assets during the same period.

Noninterest expense was $163.656 million for the six months ended June 30, 2018 compared with $154.504 million for the same period in 2017, an increase of $9.152 million or 5.9%.  This change was primarily due to an increase in salaries and benefits.

Balance Sheet Information

At June 30, 2018, Prosperity had $22.571 billion in total assets compared with $22.297 billion at June 30, 2017.

Loans at June 30, 2018 were $10.147 billion, an increase of $282.546 million or 2.9%, compared with $9.864 billion at June 30, 2017. Linked quarter loans increased $135.149 million or 1.3% (5.4% annualized) from $10.011 billion at March 31, 2018.

Deposits at June 30, 2018 were $16.979 billion, a decrease of $91.926 million or 0.5%, compared with $17.071 billion at June 30, 2017. Linked quarter deposits decreased $354.275 million or 2.0% from $17.333 billion at March 31, 2018. This change was partially due to seasonality.

Asset Quality

Nonperforming assets totaled $31.585 million or 0.16% of quarterly average interest-earning assets at June 30, 2018, compared with $47.618 million or 0.24% of quarterly average interest-earning assets at June 30, 2017, and $33.217 million or 0.17% of quarterly average interest-earning assets at March 31, 2018.

The allowance for credit losses was $84.964 million or 0.84% of total loans at June 30, 2018, $83.783 million or 0.85% of total loans at June 30, 2017 and $83.600 million or 0.84% of total loans at March 31, 2018.  Excluding loans acquired that are accounted for under FASB Accounting Standards Codification (“ASC”) Topics 310-20 and 310-30, the allowance for credit losses was 0.89%(1) of remaining loans as of June 30, 2018, compared with 0.93%(1) at June 30, 2017 and 0.90%(1) at March 31, 2018.

The provision for credit losses was $4.000 million for the three months ended June 30, 2018 compared with $2.750 million for the three months ended June 30, 2017 and $9.000 million for the three months ended March 31, 2018. The provision for credit losses was $13.000 million for the six months ended June 30, 2018 compared with $5.425 million for the six months ended June 30, 2017.

Net charge-offs were $2.636 million for the three months ended June 30, 2018 compared with $3.062 million for the three months ended June 30, 2017 and $9.441 million for the three months ended March 31, 2018. Net charge-offs for the second quarter of 2018 were primarily comprised of one commercial and industrial loan and one commercial real estate loan. Net charge-offs were $12.077 million for the six months ended June 30, 2018 compared with $6.968 million for the six months ended June 30, 2017.

Dividend

Prosperity Bancshares, Inc. declared a third quarter cash dividend of $0.36 per share to be paid on October 1, 2018 to all shareholders of record as of September 15, 2018.

Conference Call

Prosperity’s management team will host a conference call on Wednesday, July 25, 2018 at 11:30 a.m. Eastern Time (10:30 a.m. Central Time) to discuss Prosperity’s second quarter 2018 earnings. Individuals and investment professionals may participate in the call by dialing 877-883-0383. The elite entry number is 9749565.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Prosperity’s website at www.prosperitybankusa.com.  The webcast may be accessed from Prosperity’s home page by selecting “Presentations & Calls” from the drop-down menu on the Investor Relations tab and following the instructions.

Non-GAAP Financial Measures

Prosperity’s management uses certain non-GAAP financial measures to evaluate its performance. Specifically, Prosperity reviews tangible book value per share, return on average tangible common equity, tangible equity to tangible assets ratio and the efficiency ratio, excluding net gains and losses on the sale of assets and securities.  Further, as a result of acquisitions and the related purchase accounting adjustments, Prosperity uses certain non-GAAP financial measures and ratios that exclude the impact of these items to evaluate its allowance for credit losses to total loans (excluding acquired loans accounted for under ASC Topics 310-20, “Receivables-Nonrefundable Fees and Other Costs” and 310-30, “Receivables-Loans and Debt Securities Acquired with Deteriorated Credit Quality”).  Prosperity believes these non-GAAP financial measures provide information useful to investors in understanding Prosperity’s financial results and that their presentation, together with the accompanying reconciliations, provides a more complete understanding of factors and trends affecting Prosperity’s business and allows investors to view performance in a manner similar to management, the entire financial services sector, bank stock analysts and bank regulators. Further, Prosperity believes that these non-GAAP financial measures provide useful information by excluding certain items that may not be indicative of its core operating earnings and business outlook.  These non-GAAP financial measures should not be considered a substitute for, nor of greater importance than, GAAP basis measures and results; Prosperity strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. Please refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of these non-GAAP financial measures to the nearest respective GAAP financial measures.

Prosperity Bancshares, Inc. ®

As of June 30, 2018, Prosperity Bancshares, Inc. ® is a $22.571 billion Houston, Texas based regional financial holding company, formed in 1983. Operating under a community banking philosophy and seeking to develop broad customer relationships based on service and convenience, Prosperity offers a variety of traditional loan and deposit products to its customers, which consist primarily of small and medium sized businesses and consumers. In addition to established banking products, Prosperity offers a complete line of services including: Internet Banking services at www.prosperitybankusa.com, Retail Brokerage Services, Credit Cards, Debit Cards, 24 hour voice response banking, Trust and Wealth Management, Mortgage Services, Cash Management and Mobile Banking.

As of June 30, 2018, Prosperity operated 242 full-service banking locations: 65 in the Houston area, including The Woodlands; 29 in the South Texas area including Corpus Christi and Victoria; 33 in the Dallas/Fort Worth area; 22 in the East Texas area; 29 in the Central Texas area including Austin and San Antonio; 34 in the West Texas area including Lubbock, Midland-Odessa and Abilene; 16 in the Bryan/College Station area, 6 in the Central Oklahoma area and 8 in the Tulsa, Oklahoma area.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains, and the remarks by Prosperity’s management on the conference call may contain, forward-looking statements within the meaning of the securities laws. Forward-looking statements include all statements other than statements of historical fact, including forecasts or trends, and are based on current expectations, assumptions, estimates and projections about Prosperity Bancshares and its subsidiaries.  These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Prosperity’s control, which may cause actual results to differ materially from those expressed or implied by the forward-looking statements.  These risks and uncertainties include but are not limited to whether Prosperity can: successfully identify acquisition targets and integrate the businesses of acquired companies and banks; continue to sustain its current internal growth rate or total growth rate; provide products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its sales objectives.  Other risks include, but are not limited to: the possibility that credit quality could deteriorate; actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); a deterioration or downgrade in the credit quality and credit agency ratings of the securities in Prosperity’s securities portfolio; customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; fluctuations in the cost and availability of supply chain resources; economic conditions, including currency rate, interest rate and commodity price fluctuations; and weather.  These and various other factors are discussed in Prosperity Bancshares’ Annual Report on Form 10-K for the year ended December 31, 2017 and other reports and statements Prosperity Bancshares has filed with the SEC. Copies of the SEC filings for Prosperity Bancshares may be downloaded from the Internet at no charge from http://www.prosperitybankusa.com.

Bryan/College Station Area -	Keller	Westheimer	Taft
Bryan	Roanoke	West University	Yoakum
Bryan-29th Street	Stockyards	Woodcreek	Yorktown
Bryan-East
Bryan-North	Other Dallas/Fort Worth Area	Katy -	West Texas Area -
Caldwell	Locations -	Cinco Ranch	Abilene -
College Station	Arlington	Katy-Spring Green	Antilley Road
Crescent Point	Azle		Barrow Street
Hearne	Ennis	The Woodlands -	Cypress Street
Huntsville	Gainesville	The Woodlands-College Park	Judge Ely
Madisonville	Glen Rose	The Woodlands-I-45	Mockingbird
Navasota	Granbury	The Woodlands-Research Forest
New Waverly	Mesquite		Lubbock -
Rock Prairie	Muenster	Other Houston Area	4th Street
Southwest Parkway	Sanger	Locations -	66th Street
Tower Point	Waxahachie	Angleton	82nd Street
Wellborn Road	Weatherford	Bay City	86th Street
		Beaumont	98th Street
Central Texas Area -	East Texas Area -	Cleveland	Avenue Q
Austin -	Athens	East Bernard	North University
Allandale	Blooming Grove	El Campo	Texas Tech Student Union
Cedar Park	Canton	Dayton
Congress	Carthage	Galveston	Midland -
Lakeway	Corsicana	Groves	Wadley
Liberty Hill	Crockett	Hempstead	Wall Street
Northland	Eustace	Hitchcock
Oak Hill	Gilmer	Liberty	Odessa -
Research Blvd	Grapeland	Magnolia	Grandview
Westlake	Gun Barrel City	Magnolia Parkway	Grant
	Jacksonville	Mont Belvieu	Kermit Highway
Other Central Texas Area	Kerens	Nederland	Parkway
Locations -	Longview	Needville
Bastrop	Mount Vernon	Rosenberg	Other West Texas Area
Canyon Lake	Palestine	Shadow Creek	Locations -
Dime Box	Rusk	Spring	Big Spring
Dripping Springs	Seven Points	Tomball	Brownfield
Elgin	Teague	Waller	Brownwood
Flatonia	Tyler-Beckham	West Columbia	Cisco
Georgetown	Tyler-South Broadway	Wharton	Comanche
Gruene	Tyler-University	Winnie	Early
Kingsland	Winnsboro	Wirt	Floydada
La Grange			Gorman
Lexington	Houston Area -	South Texas Area -	Levelland
New Braunfels	Houston -	Corpus Christi -	Littlefield
Pleasanton	Aldine	Calallen	Merkel
Round Rock	Alief	Carmel	Plainview
San Antonio	Bellaire	Northwest	San Angelo
Schulenburg	Beltway	Saratoga	Slaton
Seguin	Clear Lake	Timbergate	Snyder
Smithville	Copperfield	Water Street
Thorndale	Cypress		Oklahoma
Weimar	Downtown	Victoria -	Central Oklahoma Area-
	Eastex	Victoria Main	Oklahoma City -
Dallas/Fort Worth Area -	Fairfield	Victoria-Navarro	23rd Street
Dallas -	First Colony	Victoria-North	Expressway
Abrams Centre	Fry Road		I-240
Balch Springs	Gessner	Other South Texas Area	Memorial
Camp Wisdom	Gladebrook	Locations -
Cedar Hill	Grand Parkway	Alice	Other Central Oklahoma Area
Frisco	Heights	Aransas Pass	Locations -
Frisco-West	Highway 6 West	Beeville	Edmond
Kiest	Little York	Colony Creek	Norman
McKinney	Medical Center	Cuero
McKinney-Stonebridge	Memorial Drive	Edna	Tulsa Area-
Midway	Northside	Goliad	Tulsa -
Plano	Pasadena	Gonzales	Garnett
Preston Forest	Pecan Grove	Hallettsville	Harvard
Preston Road	Pin Oak	Kingsville	Memorial
Red Oak	River Oaks	Mathis	Sheridan
Sachse	Sugar Land	Padre Island	S. Harvard
The Colony	SW Medical Center	Palacios	Utica Tower
Turtle Creek	Tanglewood	Port Lavaca	Yale
Westmoreland	The Plaza	Portland
	Uptown	Rockport	Other Tulsa Area Locations -
Fort Worth -	Waugh Drive	Sinton	Owasso
Haltom City

 - - -

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017
Balance Sheet Data (at period end)
Loans	$10,146,565	$10,011,416	$10,020,773	$9,911,202	$9,864,019
Investment securities(A)	9,620,614	9,710,254	9,672,116	9,410,522	9,582,195
Federal funds sold	577	469	697	1,007	757
Allowance for credit losses	(84,964)	(83,600)	(84,041)	(86,812)	(83,783)
Cash and due from banks	274,902	243,514	391,616	302,469	321,958
Goodwill	1,900,845	1,900,845	1,900,845	1,900,845	1,900,845
Core deposit intangibles, net	35,773	37,274	38,842	40,464	42,150
Other real estate owned	10,316	10,538	11,152	14,512	15,472
Fixed assets, net	255,465	257,057	257,065	256,011	256,511
Other assets	410,647	384,547	378,227	393,043	396,419
Total assets	$22,570,740	$22,472,314	$22,587,292	$22,143,263	$22,296,543

Noninterest-bearing deposits	$5,657,589	$5,707,994	$5,623,322	$5,465,474	$5,397,293
Interest-bearing deposits	11,321,015	11,624,885	12,198,138	11,442,002	11,673,237
Total deposits	16,978,604	17,332,879	17,821,460	16,907,476	17,070,530
Other borrowings	1,254,849	820,079	505,223	960,365	1,035,506
Securities sold under repurchase agreements	293,039	339,576	324,154	334,621	346,324
Other liabilities	108,796	103,635	112,301	159,443	107,995
Total liabilities	18,635,288	18,596,169	18,763,138	18,361,905	18,560,355
Shareholders' equity(B)	3,935,452	3,876,145	3,824,154	3,781,358	3,736,188
Total liabilities and equity	$22,570,740	$22,472,314	$22,587,292	$22,143,263	$22,296,543

(A) Includes $436, $57, ($143), $1,635 and $2,871 in unrealized gains (losses) on available for sale securities for the quarterly periods ended June 30, 2018, March 31, 2018, December 31, 2017, September 30, 2017 and June 30, 2017, respectively.

(B) Includes $345, $45, ($113), $1,063 and $1,866 in after-tax unrealized gains (losses) on available for sale securities for the quarterly periods ended June 30, 2018, March 31, 2018, December 31, 2017, September 30, 2017 and June 30, 2017, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	Three Months Ended					Year-to-Date
	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Jun 30, 2018	Jun 30, 2017
Income Statement Data
Interest income:
Loans	$128,445	$116,246	$120,086	$121,567	$114,975	$244,691	$226,685
Securities(C)	55,577	54,457	51,510	50,610	52,912	110,034	106,069
Federal funds sold and other earning assets	299	315	243	242	160	614	343
Total interest income	184,321	171,018	171,839	172,419	168,047	355,339	333,097

Interest expense:
Deposits	16,061	14,472	12,587	12,376	11,441	30,533	21,349
Other borrowings	6,046	2,973	2,852	3,540	4,040	9,019	6,516
Securities sold under repurchase agreements	411	350	350	356	335	761	566
Total interest expense	22,518	17,795	15,789	16,272	15,816	40,313	28,431
Net interest income	161,803	153,223	156,050	156,147	152,231	315,026	304,666
Provision for credit losses	4,000	9,000	2,000	6,900	2,750	13,000	5,425
Net interest income after provision for credit losses	157,803	144,223	154,050	149,247	149,481	302,026	299,241

Noninterest income:
Nonsufficient funds (NSF) fees	7,828	7,827	8,110	8,350	7,805	15,655	15,894
Credit card, debit card and ATM card income	6,335	5,961	6,211	6,075	6,186	12,296	12,139
Service charges on deposit accounts	5,150	5,275	5,250	5,251	5,405	10,425	10,826
Trust income	2,251	2,728	2,734	2,040	2,271	4,979	4,426
Mortgage income	1,109	763	826	854	1,107	1,872	2,373
Brokerage income	687	625	574	461	427	1,312	915
Bank owned life insurance income	1,317	1,311	1,347	1,366	1,364	2,628	2,717
Net (loss) gain on sale of assets	(44)	—	41	62	(3,783)	(44)	(2,024)
Net (loss) gain on sale of securities	(13)	—	—	—	3,270	(13)	3,270
Other noninterest income	3,751	3,448	4,127	4,350	3,728	7,199	8,068
Total noninterest income	28,371	27,938	29,220	28,809	27,780	56,309	58,604

Noninterest expense:
Salaries and benefits	53,360	50,399	48,756	47,866	47,343	103,759	95,787
Net occupancy and equipment	5,692	5,609	5,748	5,691	5,460	11,301	10,963
Credit and debit card, data processing and software amortization	4,356	4,448	4,423	4,506	4,216	8,804	8,301
Regulatory assessments and FDIC insurance	3,575	3,575	3,759	3,455	3,548	7,150	7,097
Core deposit intangibles amortization	1,501	1,568	1,622	1,686	1,719	3,069	3,634
Depreciation	3,054	3,033	3,011	3,050	3,051	6,087	6,154
Communications	2,606	2,580	2,608	2,618	2,664	5,186	5,366
Other real estate expense	83	89	181	110	128	172	223
Net loss (gain) on sale or write-down of other real estate	10	122	2,978	(140)	(71)	132	(81)
Other noninterest expense	9,365	8,631	8,002	8,667	8,384	17,996	17,060
Total noninterest expense	83,602	80,054	81,088	77,509	76,442	163,656	154,504
Income before income taxes	102,572	92,107	102,182	100,547	100,819	194,679	203,341
Provision for income taxes	20,975	17,746	35,044	32,639	32,265	38,721	66,222
Net income available to common shareholders	$81,597	$74,361	$67,138	$67,908	$68,554	$155,958	$137,119

(C) Interest income on securities was reduced by net premium amortization of $7,753, $8,450, $9,521, $10,115 and $9,403 for the three-month periods ended June 30, 2018, March 31, 2018, December 31, 2017, September 30, 2017 and June 30, 2017, respectively, and $16,203 and $19,286 for the six-month periods ended June 30, 2018 and June 30, 2017, respectively.

Prosperity Bancshares, Inc. ®

Financial Highlights (Unaudited)

(Dollars and share amounts in thousands, except per share data and market prices)

	Three Months Ended					Year-to-Date
	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Jun 30, 2018	Jun 30, 2017
Profitability
Net income (D) (E)	$81,597	$74,361	$67,138	$67,908	$68,554	$155,958	$137,119

Basic earnings per share	$1.17	$1.07	$0.97	$0.98	$0.99	$2.23	$1.97
Diluted earnings per share	$1.17	$1.07	$0.97	$0.98	$0.99	$2.23	$1.97

Return on average assets (F)	1.44%	1.32%	1.20%	1.22%	1.22%	1.38%	1.22%
Return on average common equity (F)	8.33%	7.69%	7.04%	7.20%	7.36%	8.01%	7.41%
Return on average tangible common equity (F) (G)	16.48%	15.43%	14.31%	14.83%	15.39%	15.96%	15.60%
Tax equivalent net interest margin (D) (E) (H)	3.28%	3.16%	3.20%	3.22%	3.14%	3.22%	3.17%
Efficiency ratio (G) (I)	43.95%	44.19%	43.78%	41.92%	42.34%	44.07%	42.68%

Liquidity and Capital Ratios
Equity to assets	17.44%	17.25%	16.93%	17.08%	16.76%	17.44%	16.76%
Common equity tier 1 capital	15.65%	15.31%	15.08%	15.10%	14.80%	15.65%	14.80%
Tier 1 risk-based capital	15.65%	15.31%	15.08%	15.10%	14.80%	15.65%	14.80%
Total risk-based capital	16.32%	15.97%	15.74%	15.81%	15.49%	16.32%	15.49%
Tier 1 leverage capital	9.68%	9.40%	9.31%	9.15%	8.82%	9.68%	8.82%
Period end tangible equity to period end tangible assets (G)	9.69%	9.44%	9.13%	9.11%	8.81%	9.69%	8.81%

Other Data
Weighted-average shares used in computing earnings per common share
Basic	69,839	69,768	69,484	69,485	69,487	69,803	69,483
Diluted	69,839	69,768	69,484	69,485	69,487	69,803	69,484
Period end shares outstanding	69,838	69,819	69,491	69,484	69,488	69,838	69,488
Cash dividends paid per common share	$0.3600	$0.3600	$0.3600	$0.3400	$0.3400	$0.7200	$0.6800
Book value per common share	$56.35	$55.52	$55.03	$54.42	$53.77	$56.35	$53.77
Tangible book value per common share (G)	$28.62	$27.76	$27.12	$26.48	$25.81	$28.62	$25.81

Common Stock Market Price
High	$76.92	$79.20	$73.00	$66.75	$71.97	$79.20	$77.87
Low	$67.30	$68.95	$61.95	$55.84	$61.29	$67.30	$61.29
Period end closing price	$68.36	$72.63	$70.07	$65.73	$64.24	$68.36	$64.24
Employees – FTE	3,044	3,027	3,017	2,993	3,037	3,044	3,037
Number of banking centers	242	242	242	243	243	242	243

(D) Includes purchase accounting adjustments for the periods presented as follows:

	Three Months Ended					Year-to-Date
	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Jun 30, 2018	Jun 30, 2017
Loan discount accretion
ASC 310-20	$1,452	$1,640	$2,462	$6,361	$2,755	$3,092	$6,025
ASC 310-30	$3,771	$686	$2,334	$1,525	$1,716	$4,457	$3,199
Securities net amortization	$366	$477	$598	$667	$745	$843	$1,597
Time deposits amortization	$53	$53	$39	$40	$39	$106	$138

(E) Using effective tax rate of 20.4%, 19.3%, 34.3%, 32.5% and 32.0% for the three-month periods ended June 30, 2018,  March 31, 2018, December 31, 2017, September 30, 2017 and June 30, 2017, respectively, and 19.9% and 32.6% for the six-month periods ended June 30, 2018 and June 30, 2017, respectively.

(F) Interim periods annualized.

(G) Refer to the "Notes to Selected Financial Data" at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

(H) Net interest margin for all periods presented is based on average balances on an actual 365 day basis.

(I) Calculated by dividing total noninterest expense, excluding credit loss provisions, by net interest income plus noninterest income, excluding net gains and losses on the sale of assets and securities.  Additionally, taxes are not part of this calculation.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

YIELD ANALYSIS	Three Months Ended
	Jun 30, 2018				Mar 31, 2018				Jun 30, 2017
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(J)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(J)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(J)
Interest-Earning Assets:
Loans	$10,044,064	$128,445	5.13%		$9,990,319	$116,246	4.72%		$9,797,793	$114,975	4.71%
Investment securities	9,770,963	55,577	2.28%	(K)	9,742,601	54,457	2.27%	(K)	9,817,781	52,912	2.16%	(K)
Federal funds sold and other earning assets	79,947	299	1.50%		81,779	315	1.56%		84,497	160	0.76%
Total interest-earning assets	19,894,974	184,321	3.72%		19,814,699	171,018	3.50%		19,700,071	168,047	3.42%
Allowance for credit losses	(84,285)				(81,983)				(84,100)
Noninterest-earning assets	2,809,197				2,823,785				2,838,242
Total assets	$22,619,886				$22,556,501				$22,454,213

Interest-Bearing Liabilities:
Interest-bearing demand deposits	$3,971,356	$4,983	0.50%		$4,392,230	$5,063	0.47%		$3,749,395	$2,748	0.29%
Savings and money market deposits	5,342,323	6,709	0.50%		5,478,411	5,242	0.39%		5,520,346	4,827	0.35%
Certificates and other time deposits	2,094,065	4,369	0.84%		2,168,951	4,167	0.78%		2,296,425	3,866	0.68%
Other borrowings	1,272,032	6,046	1.91%		731,500	2,973	1.65%		1,460,238	4,040	1.11%
Securities sold under repurchase agreements	300,471	411	0.55%		327,136	350	0.43%		324,804	335	0.41%
Total interest-bearing liabilities	12,980,247	22,518	0.70%	(L)	13,098,228	17,795	0.55%	(L)	13,351,208	15,816	0.48%	(L)

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	5,646,114				5,510,320				5,290,142
Other liabilities	75,161				81,414				87,074
Total liabilities	18,701,522				18,689,962				18,728,424
Shareholders' equity	3,918,364				3,866,539				3,725,789
Total liabilities and shareholders' equity	$22,619,886				$22,556,501				$22,454,213

Net interest income and margin		$161,803	3.26%			$153,223	3.14%			$152,231	3.10%
Non-GAAP to GAAP reconciliation:
Tax equivalent adjustment		903				941				1,989
Net interest income and margin (tax equivalent basis)		$162,706	3.28%			$154,164	3.16%			$154,220	3.14%

(J) Annualized and based on an actual 365 day basis.

(K) Yield on securities was impacted by net premium amortization of $7,753, $8,450 and $9,403 for the three-month periods ended June 30, 2018, March 31, 2018 and June 30, 2017, respectively.

(L) Total cost of funds, including noninterest bearing deposits, was 0.48%, 0.39% and 0.34% for the three months ended June 30, 2018, March 31, 2018 and June 30, 2017, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

YIELD ANALYSIS	Year-to-Date
	Jun 30, 2018				Jun 30, 2017
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(M)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(M)
Interest-Earning Assets:
Loans	$10,017,340	$244,691	4.93%		$9,720,763	$226,685	4.70%
Investment securities	9,756,861	110,034	2.27%	(N)	9,842,498	106,069	2.17%	(N)
Federal funds sold and other earning assets	80,858	614	1.53%		82,336	343	0.84%
Total interest-earning assets	19,855,059	355,339	3.61%		19,645,597	333,097	3.42%
Allowance for credit losses	(83,140)				(84,566)
Noninterest-earning assets	2,816,449				2,857,010
Total assets	$22,588,368				$22,418,041

Interest-Bearing Liabilities:
Interest-bearing demand deposits	$4,180,631	$10,046	0.48%		$3,941,759	$5,335	0.27%
Savings and money market deposits	5,409,991	11,951	0.45%		5,528,803	8,414	0.31%
Certificates and other time deposits	2,131,301	8,536	0.81%		2,331,446	7,600	0.66%
Other borrowings	1,003,259	9,019	1.81%		1,292,748	6,516	1.02%
Securities sold under repurchase agreements	313,730	761	0.49%		316,167	566	0.36%
Total interest-bearing liabilities	13,038,912	40,313	0.62%	(O)	13,410,923	28,431	0.43%	(O)

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	5,578,592				5,215,491
Other liabilities	78,270				89,100
Total liabilities	18,695,774				18,715,514
Shareholders' equity	3,892,594				3,702,527
Total liabilities and shareholders' equity	$22,588,368				$22,418,041

Net interest income and margin		$315,026	3.20%			$304,666	3.13%
Non-GAAP to GAAP reconciliation:
Tax equivalent adjustment		1,844				3,984
Net interest income and margin (tax equivalent basis)		$316,870	3.22%			$308,650	3.17%

(M) Annualized and based on an actual 365 day basis.

(N) Yield on securities was impacted by net premium amortization of $16,203 and $19,286 for the six-month periods ended June 30, 2018 and 2017, respectively.

(O) Total cost of funds, including noninterest bearing deposits, was 0.44% and 0.31% for the six-month periods ended June 30, 2018 and 2017, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017
YIELD TREND (P)

Interest-Earning Assets:
Loans	5.13%	4.72%	4.79%	4.88%	4.71%
Investment securities (Q)	2.28%	2.27%	2.15%	2.11%	2.16%
Federal funds sold and other earning assets	1.50%	1.56%	1.06%	1.24%	0.76%
Total interest-earning assets	3.72%	3.50%	3.48%	3.51%	3.42%

Interest-Bearing Liabilities:
Interest-bearing demand deposits	0.50%	0.47%	0.35%	0.33%	0.29%
Savings and money market deposits	0.50%	0.39%	0.36%	0.37%	0.35%
Certificates and other time deposits	0.84%	0.78%	0.75%	0.72%	0.68%
Other borrowings	1.91%	1.65%	1.27%	1.28%	1.11%
Securities sold under repurchase agreements	0.55%	0.43%	0.41%	0.41%	0.41%
Total interest-bearing liabilities	0.70%	0.55%	0.49%	0.50%	0.48%

Net Interest Margin	3.26%	3.14%	3.16%	3.18%	3.10%
Net Interest Margin (tax equivalent)	3.28%	3.16%	3.20%	3.22%	3.14%

(P)  Annualized and based on average balances on an actual 365 day basis.

(Q) Yield on securities was impacted by net premium amortization of $7,753, $8,450, $9,521, $10,115 and $9,403 for the three-month periods ended June 30, 2018, March 31, 2018, December 31, 2017, September 30, 2017 and June 30, 2017, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017
Balance Sheet Averages
Loans	$10,044,064	$9,990,319	$9,955,145	$9,888,922	$9,797,793
Investment securities	9,770,963	9,742,601	9,521,081	9,526,215	9,817,781
Federal funds sold and other earning assets	79,947	81,779	91,257	77,337	84,497
Total interest-earning assets	19,894,974	19,814,699	19,567,483	19,492,474	19,700,071
Allowance for credit losses	(84,285)	(81,983)	(84,465)	(84,047)	(84,100)
Cash and due from banks	234,856	269,917	257,462	225,574	228,518
Goodwill	1,900,845	1,900,845	1,900,845	1,900,845	1,900,845
Core deposit intangibles, net	36,550	38,064	39,650	41,314	42,957
Other real estate	10,386	10,758	14,177	15,262	15,871
Fixed assets, net	256,281	257,465	256,657	256,809	257,229
Other assets	370,279	346,736	365,173	362,048	392,822
Total assets	$22,619,886	$22,556,501	$22,316,982	$22,210,279	$22,454,213

Noninterest-bearing deposits	$5,646,114	$5,510,320	$5,598,345	$5,361,362	$5,290,142
Interest-bearing demand deposits	3,971,356	4,392,230	3,787,421	3,601,116	3,749,395
Savings and money market deposits	5,342,323	5,478,411	5,530,158	5,658,569	5,520,346
Certificates and other time deposits	2,094,065	2,168,951	2,225,555	2,270,114	2,296,425
Total deposits	17,053,858	17,549,912	17,141,479	16,891,161	16,856,308
Other borrowings	1,272,032	731,500	891,396	1,099,583	1,460,238
Securities sold under repurchase agreements	300,471	327,136	337,690	344,177	324,804
Other liabilities	75,161	81,414	129,533	102,046	87,074
Shareholders' equity	3,918,364	3,866,539	3,816,884	3,773,312	3,725,789
Total liabilities and equity	$22,619,886	$22,556,501	$22,316,982	$22,210,279	$22,454,213

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Jun 30, 2018		Mar 31, 2018		Dec 31, 2017		Sep 30, 2017		Jun 30, 2017
Period End Balances

Loan Portfolio
Commercial and industrial	$1,168,892	11.5%	$1,148,980	11.5%	$1,179,364	11.8%	$1,180,570	11.9%	$1,201,748	12.2%
Construction, land development and other land loans	1,542,771	15.2%	1,502,393	15.0%	1,509,137	15.1%	1,453,535	14.7%	1,383,539	14.0%
1-4 family residential	2,418,021	23.8%	2,438,224	24.4%	2,454,548	24.5%	2,449,051	24.7%	2,432,348	24.7%
Home equity	277,447	2.7%	284,339	2.8%	285,312	2.8%	284,076	2.9%	283,729	2.9%
Commercial real estate (includes multi-family residential)	3,405,466	33.6%	3,330,860	33.3%	3,315,627	33.1%	3,295,001	33.2%	3,309,227	33.5%
Agriculture (includes farmland)	709,617	7.0%	671,319	6.7%	690,118	6.9%	692,516	7.0%	699,228	7.1%
Consumer and other	271,724	2.7%	259,896	2.6%	286,121	2.8%	264,626	2.7%	266,385	2.7%
Energy	352,627	3.5%	375,405	3.7%	300,546	3.0%	291,827	2.9%	287,815	2.9%
Total loans	$10,146,565		$10,011,416		$10,020,773		$9,911,202		$9,864,019

Deposit Types
Noninterest-bearing DDA	$5,657,589	33.3%	$5,707,994	32.9%	$5,623,322	31.5%	$5,465,474	32.3%	$5,397,293	31.6%
Interest-bearing DDA	3,808,694	22.4%	4,106,255	23.7%	4,501,394	25.3%	3,645,754	21.6%	3,702,910	21.7%
Money market	3,153,261	18.6%	3,062,999	17.7%	3,200,763	18.0%	3,273,110	19.4%	3,451,803	20.2%
Savings	2,311,795	13.6%	2,314,112	13.3%	2,300,450	12.9%	2,264,959	13.4%	2,240,126	13.1%
Certificates and other time deposits	2,047,265	12.1%	2,141,519	12.4%	2,195,531	12.3%	2,258,179	13.3%	2,278,398	13.4%
Total deposits	$16,978,604		$17,332,879		$17,821,460		$16,907,476		$17,070,530

Loan to Deposit Ratio	59.8%		57.8%		56.2%		58.6%		57.8%

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

Construction Loans

	Jun 30, 2018		Mar 31, 2018		Dec 31, 2017		Sep 30, 2017		Jun 30, 2017

Single family residential construction	$426,767	27.6%	$417,302	27.7%	$388,966	25.7%	$386,891	26.6%	$410,164	29.6%
Land development	88,562	5.7%	88,609	5.9%	86,122	5.7%	77,202	5.3%	79,641	5.8%
Raw land	134,906	8.7%	128,771	8.5%	131,022	8.7%	191,563	13.1%	200,122	14.4%
Residential lots	118,759	7.7%	113,813	7.6%	117,080	7.7%	128,109	8.8%	130,919	9.4%
Commercial lots	92,283	6.0%	91,653	6.1%	91,624	6.1%	113,692	7.8%	83,104	6.0%
Commercial construction and other	683,255	44.3%	664,437	44.2%	696,763	46.1%	558,649	38.4%	482,347	34.8%
Net unaccreted discount	(1,761)		(2,192)		(2,440)		(2,571)		(2,758)
Total construction loans	$1,542,771		$1,502,393		$1,509,137		$1,453,535		$1,383,539

Non-Owner Occupied Commercial Real Estate Loans by Metropolitan Statistical Area (MSA) as of June 30, 2018

	Houston	Dallas	Austin	OK City	Tulsa	Other (R)	Total
Collateral Type
Shopping center/retail	$294,035	$71,423	$30,635	$15,493	$31,704	$142,789	$586,079
Commercial and industrial buildings	136,002	25,125	11,383	13,997	22,052	76,436	284,995
Office buildings	79,208	117,718	25,639	42,675	10,740	70,235	346,215
Medical buildings	31,018	8,414	40	5,511	10,824	62,411	118,218
Apartment buildings	39,579	36,669	18,807	10,018	5,060	58,896	169,029
Hotel	38,198	54,229	16,992	32,469	—	99,709	241,597
Other	48,763	11,691	18,737	11,441	15,971	61,316	167,919
Total	$666,803	$325,269	$122,233	$131,604	$96,351	$571,792	$1,914,052	(S)

Acquired Loans

	Acquired Loans Accounted for Under ASC 310-20			Acquired Loans Accounted for Under ASC 310-30			Total Loans Accounted for Under ASC 310-20 and 310-30
	Balance at Acquisition Date	Balance at Mar 31, 2018	Balance at Jun 30, 2018	Balance at Acquisition Date	Balance at Mar 31, 2018	Balance at Jun 30, 2018	Balance at Acquisition Date		Balance at Mar 31, 2018	Balance at Jun 30, 2018
Loan marks:
Acquired banks (T)	$229,080	$18,885	$17,431	$142,128	$10,386	$6,615	$371,208		$29,271	$24,046
Acquired portfolio loan balances:
Acquired banks (T)	5,690,998	680,656	628,596	275,221	30,503	17,984	5,966,219	(U)	711,159	646,580
Acquired portfolio loan balances less loan marks	$5,461,918	$661,771	$611,165	$133,093	$20,117	$11,369	$5,595,011		$681,888	$622,534

(R) Includes other MSA and non-MSA regions.

(S) Represents a portion of total commercial real estate loans of $3.405 billion as of June 30, 2018.

(T) Includes Bank of Texas, Bank Arlington, American State Bank, Community National Bank, First Federal Bank Texas, Coppermark Bank, First Victoria National Bank, The F&M Bank & Trust Company and Tradition Bank.

(U) Actual principal balances acquired.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended					Year-to-Date
	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Jun 30, 2018	Jun 30, 2017
Asset Quality
Nonaccrual loans	$20,415	$22,572	$25,264	$26,267	$30,517	$20,415	$30,517
Accruing loans 90 or more days past due	854	107	1,004	4,934	1,613	854	1,613
Total nonperforming loans	21,269	22,679	26,268	31,201	32,130	21,269	32,130
Repossessed assets	—	—	35	110	16	—	16
Other real estate	10,316	10,538	11,152	14,512	15,472	10,316	15,472
Total nonperforming assets	$31,585	$33,217	$37,455	$45,823	$47,618	$31,585	$47,618

Nonperforming assets:
Commercial and industrial (includes energy)	$12,234	$13,558	$15,533	$22,241	$25,628	$12,234	$25,628
Construction, land development and other land loans	1,829	1,019	1,888	847	1,572	1,829	1,572
1-4 family residential (includes home equity)	4,884	5,440	5,845	3,781	4,156	4,884	4,156
Commercial real estate (includes multi-family residential)	12,038	12,992	13,533	18,208	15,454	12,038	15,454
Agriculture (includes farmland)	519	128	550	635	676	519	676
Consumer and other	81	80	106	111	132	81	132
Total	$31,585	$33,217	$37,455	$45,823	$47,618	$31,585	$47,618
Number of loans/properties	90	95	99	113	121	90	121
Allowance for credit losses at end of period	$84,964	$83,600	$84,041	$86,812	$83,783	$84,964	$83,783

Net charge-offs:
Commercial and industrial (includes energy)	$1,047	$8,016	$3,822	$3,225	$2,531	$9,063	$6,026
Construction, land development and other land loans	(1)	123	(1)	(2)	(60)	122	(125)
1-4 family residential (includes home equity)	114	257	61	12	95	371	—
Commercial real estate (includes multi-family residential)	986	502	22	(3)	—	1,488	133
Agriculture (includes farmland)	(45)	(61)	(63)	—	(29)	(106)	(94)
Consumer and other	535	604	930	639	525	1,139	1,028
Total	$2,636	$9,441	$4,771	$3,871	$3,062	$12,077	$6,968

Asset Quality Ratios
Nonperforming assets to average interest-earning assets	0.16%	0.17%	0.19%	0.24%	0.24%	0.16%	0.24%
Nonperforming assets to loans and other real estate	0.31%	0.33%	0.37%	0.46%	0.48%	0.31%	0.48%
Net charge-offs to average loans (annualized)	0.10%	0.38%	0.19%	0.16%	0.13%	0.24%	0.14%
Allowance for credit losses to total loans	0.84%	0.84%	0.84%	0.88%	0.85%	0.84%	0.85%
Allowance for credit losses to total loans (excluding acquired loans accounted for under ASC Topics 310-20 and 310-30) (G)	0.89%	0.90%	0.91%	0.95%	0.93%	0.89%	0.93%

Prosperity Bancshares, Inc.®

Notes to Selected Financial Data (Unaudited)

(Dollars and share amounts in thousands, except per share data)

Consolidated Financial Highlights

NOTES TO SELECTED FINANCIAL DATA

Prosperity’s management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Specifically, Prosperity reviews tangible book value per share, return on average tangible common equity, the tangible equity to tangible assets ratio and the efficiency ratio, excluding net gains and losses on the sale of assets and securities, for internal planning and forecasting purposes. In addition, due to the application of purchase accounting, Prosperity uses certain non-GAAP financial measures and ratios that exclude the impact of these items to evaluate its allowance for credit losses to total loans (excluding acquired loans accounted for under ASC Topics 310-20 and 310-30). Prosperity has included information below relating to these non-GAAP financial measures for the applicable periods presented.

	Three Months Ended					Year-to-Date
	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Jun 30, 2018	Jun 30, 2017
Reconciliation of return on average common equity to return on average tangible common equity:
Net income	$81,597	$74,361	$67,138	$67,908	$68,554	$155,958	$137,119
Average shareholders' equity	$3,918,364	$3,866,539	$3,816,884	$3,773,312	$3,725,789	$3,892,594	$3,702,527
Less: Average goodwill and other intangible assets	(1,937,395)	(1,938,909)	(1,940,495)	(1,942,159)	(1,943,802)	(1,938,148)	(1,944,700)
Average tangible shareholders’ equity	$1,980,969	$1,927,630	$1,876,389	$1,831,153	$1,781,987	$1,954,446	$1,757,827
Return on average tangible common equity (F)	16.48%	15.43%	14.31%	14.83%	15.39%	15.96%	15.60%

Reconciliation of book value per share to tangible book value per share:
Shareholders’ equity	$3,935,452	$3,876,145	$3,824,154	$3,781,358	$3,736,188	$3,935,452	$3,736,188
Less: Goodwill and other intangible assets	(1,936,618)	(1,938,119)	(1,939,687)	(1,941,309)	(1,942,995)	(1,936,618)	(1,942,995)
Tangible shareholders’ equity	$1,998,834	$1,938,026	$1,884,467	$1,840,049	$1,793,193	$1,998,834	$1,793,193

Period end shares outstanding	69,838	69,819	69,491	69,484	69,488	69,838	69,488
Tangible book value per share:	$28.62	$27.76	$27.12	$26.48	$25.81	$28.62	$25.81

Reconciliation of equity to assets ratio to period end tangible equity to period end tangible assets ratio:
Tangible shareholders’ equity	$1,998,834	$1,938,026	$1,884,467	$1,840,049	$1,793,193	$1,998,834	$1,793,193
Total assets	$22,570,740	$22,472,314	$22,587,292	$22,143,263	$22,296,543	$22,570,740	$22,296,543
Less: Goodwill and other intangible assets	(1,936,618)	(1,938,119)	(1,939,687)	(1,941,309)	(1,942,995)	(1,936,618)	(1,942,995)
Tangible assets	$20,634,122	$20,534,195	$20,647,605	$20,201,954	$20,353,548	$20,634,122	$20,353,548
Period end tangible equity to period end tangible assets ratio:	9.69%	9.44%	9.13%	9.11%	8.81%	9.69%	8.81%

Reconciliation of allowance for credit losses to total loans to allowance for credit losses to total loans, excluding acquired loans:
Allowance for credit losses	$84,964	$83,600	$84,041	$86,812	$83,783	$84,964	$83,783
Total loans	$10,146,565	$10,011,416	$10,020,773	$9,911,202	$9,864,019	$10,146,565	$9,864,019
Less: Fair value of acquired loans (acquired portfolio loan balances less loan marks)	$622,534	$681,888	$740,157	$796,807	$888,172	$622,534	$888,172
Total loans less acquired loans	$9,524,031	$9,329,528	$9,280,616	$9,114,395	$8,975,847	$9,524,031	$8,975,847
Allowance for credit losses to total loans, excluding acquired loans (non-GAAP basis)	0.89%	0.90%	0.91%	0.95%	0.93%	0.89%	0.93%

Reconciliation of efficiency ratio to efficiency ratio, excluding net gains and losses on the sale of assets and securities:
Noninterest expense	$83,602	$80,054	$81,088	$77,509	$76,442	$163,656	$154,504

Net interest income	$161,803	$153,223	$156,050	$156,147	$152,231	$315,026	$304,666
Noninterest income	28,371	27,938	29,220	28,809	27,780	56,309	58,604
Less: net (loss) gain on sale of assets	(44)	—	41	62	(3,783)	(44)	(2,024)
Less: net (loss) gain on sale of securities	(13)	—	—	—	3,270	(13)	3,270
Noninterest income excluding net gains and losses on the sale of assets and securities	28,428	27,938	29,179	28,747	28,293	56,366	57,358
Total income excluding net gains and losses on the sale of assets and securities	$190,231	$181,161	$185,229	$184,894	$180,524	$371,392	$362,024
Efficiency ratio, excluding net gains and losses on the sale of assets and securities	43.95%	44.19%	43.78%	41.92%	42.34%	44.07%	42.68%